UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________ FORM 8-K ________________
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2009
Micrus Endovascular Corporation (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51323 (Commission File Number)	23-2853441 (IRS Employer Identification No.)

821 Fox Lane, San Jose, California (Address of principal executive officer)	95131 (Zip Code)

(408) 433-1400
(Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.  Entry into a Material Definitive Agreement

SIGNATURE

Item 1.01. Entry into a Material Definitive Agreement

On May 20, 2009, Micrus Endovascular Corporation (the “Company”) executed the second amendment to that certain Credit Agreement dated November 5, 2008 with Wells Fargo Bank (i) extending the maturity date to August 1, 2010 and (ii) adjusting the minimum limits for the following financial covenants: (A) the minimum modified quick ratio and (B) the minimum profitability based on the Company’s financial forecast for fiscal year 2010.

This Current Report contains forward-looking statements within the meaning of the federal securities laws. These statements are present expectations, and are subject to certain risks, uncertainties and assumptions that may cause results to differ from management’s current expectations. Such factors include the risk of inconclusive or unfavorable clinical trial results, the Company’s ability to obtain, and the timing of, regulatory approvals and clearances for its products, product enhancements or future products, and other risks affecting the Company, including the Company’s limited operating history and history of significant operating losses, fluctuations in quarterly operating results, which are difficult to predict, currency exchange rate fluctuations, the Company’s dependence on developing new products or product enhancements, challenges associated with complying with applicable state, federal and international regulations related to sales of medical devices and governing Micrus’ relationships with physicians and other consultants, the Company’s ability to compete with large, well-established medical device manufacturers with significant resources and other risks as detailed from time to time in risk factors and other disclosures in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008, and its recent quarterly reports on Form 10-Q, as well as in its other filings with the Securities and Exchange Commission. All forward-looking statements in this Current Report represent the Company’s judgment as of the date of this Current Report. The Company disclaims, however, any intention or obligation to update forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRUS ENDOVASCULAR CORPORATION (Registrant)

Date: May 27, 2009	By: /s/Gordon T. Sangster Gordon T. Sangster Chief Financial Officer